SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted
                                               by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement

[X]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          UNION CARBIDE CORPORATION
               (Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.

[ ]   Fee computed on table below per Exchange Act Rule 14a-6(i)(1) and 0-11.

          (1)  Title of each class of securities to which transaction applies:

          (2)  Aggregate number of securities to which transaction applies:

          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          (4)  Proposed maximum aggregate value of transaction:

          (5)  Total fee paid:

[ ]     Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1)  Amount Previously Paid:

          (2)  Form, Schedule or Registration Statement No.:

          (3)  Filing Party:

          (4)  Date Filed:


                                                 April 22, 1999



A message from Bruce Fitzgerald, Vice President, General Counsel and Secretary, to Carbiders:

      As an owner of Union Carbide shares, you have the right to vote on three issues to be addressed at our company's annual meeting of stockholders that will be held on April 28, 1999. IF YOU HAVE NOT YET VOTED, WE URGE YOU TO VOTE NOW.

      YOUR VOTE IS PARTICULARLY IMPORTANT BECAUSE YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE AGAINST PROPOSAL 3 ON THIS YEAR'S AGENDA. If you have already voted in favor of Proposal 3, we ask you to reconsider for the reasons stated in the proxy statement. Because of the late date, we ask that you vote via telephone as instructed on the proxy card previously sent to you.* If you have voted AGAINST Proposal 3, we thank you for your support.

      YOUR VOTE COUNTS.

      PLEASE VOTE.  PLEASE VOTE AGAINST PROPOSAL 3.



      * If you no longer have your proxy card, please send an e-mail message, no later than close of business on Friday, to Landi DL (Donna) or to Porricelli DC (Don) to request a duplicate proxy card. Be sure to include your fax number.